China Unicom Newspace and Global Music International Inc. Wireless Music Cooperation Framework Agreement

Party At China Unicom Newspace Communications Ltd. Party B: Global Music International Inc. dba IMNTV

May 11,2006

China Unicom Newspace and Global Music International Inc.
Wireless Digital Music Cooperation Framework Agreement

This agreement is entered into by two parties:

Party A: China Unicom Newspace Communications Ltd.

Address: 18 JianguomenNei Da Jie, Henderson Center, Office Tower, 10th Floor,

Dongcheng District, Beijing, China.

Zip Code 100005

Party B: Global Music International Inc.

Address: A-806, No. 18 Jianguomenwai Avenue, Chaoyang District,

Beijing, China

Zip Code: 100022

Chapter 1 About the Agreement

1.1 China Unicom Newspace Communications Ltd. (Party A) is a wholly owned subsidiary of China Unified Communications Ltd Unicom). China Unicom owns the second largest CDMA third largest GSM wireless network in the world, with approximately 130 Million users, and is forecasted to reach 180 Million users by the end of 2006. At the present time, China Unicom Newspace is responsible for the business implementation, promotion, application service, and content service of the "China Unicom Music Top Chart", and is able to leverage the overall strength of China Unicom to develop various value adding services based on CDMA IX networks (i.e., WAP, Brew, mobile streaming media, IVRS Ring Back Tone, SMS, SMS with attachments, mobile search, and IM, etc.).

1.2 IMNTV (Party B) as one of the well known music companies, has a large collection of artists and owns the distribution rights over a wide collection of music videos; and IMNTV is continuously pushing out new music products and singers, enjoying excellent reputation in the industry

1.3 Based on the above:

Both parties enter into this agreement, based on the principal of being equal, mutually beneficial, complementing each other's strength, to develop and enrich mobile value adding services and to reach the objective of win-win and advance the Wireless Music Licenses of China Unicom.

Chapter Two Objectives of Cooperation

2.1 The objectives for Party A and Party B is to realize a win-win Partnership, through the method of joint development of relevant services and joint market development, to reach the marketing goal of advancing and promoting the Wireless Music Service of China Unicorn,

 2.2 Party A and Party B will both leverage existing resources, joint design the product of China Unicorn Wireless Music Service, systematically conduct marketing promotion, concentrate promotional resources; promote the development of a value chain and brand name effect; reach an overall state of having leading wireless music service value chain, and increase the size of overall wireless music market, and form a positive cycle of value integration.

Chapter Three Content of Cooperation

3.1 Principals of Cooperation

3.1.1 Principal of Beijing Equal Partners
Party A and Party B cooperate on the basis of being equal and mutually beneficial. It means both parties will use its best resources to jointly develop the China Unicom Wireless Music service.

3.1.2 Complementing Each Other with Strength
Party A owns an excellent wireless channel; Party B owns  high quality music products; combined, both parties form a strong partnership, which form the basis for creating new channels of music distribution and sales model, which eventually will benefit the mass consumers, 3.1.3 Close Partnership Both parties should work closely together, conducting regular business discussion, jointly designing the framework and perfecting the wireless music market, and establishing new music consumption models.

3.2 Based on the current high quality wireless network of China Unicom, and establishment of 3G networks, Party A and Party B will jointly create a brand new digital music consumption model and concept, enabling music consumption wireless, digitally, and take advantage of the anytime anywhere nature of mobile networks, to create a large new market for music industry.

3.3 Based on the resources of each party, the cooperation will have the following responsibility assignment

3.3.1 Party A is responsible for providing and maintaining the relevant mobile value added service business platform including the necessary software and hardware, which arc applicable to the OSM and CDMA mobile communy networks of China Unicom. Party A is responsible for ensuring the availability and accessibility of the legal music content in the agreement on this mobile value added service business platform,

3.3.2 Party A shall provide Party B a periodic report on the statistics of music content use.

3.3.3 Party B shall provide Party A proof of copyright and distribution right for the provided music.

3.3.4. Party B must work to create music works (in formats) according to the technical specification of the Party A Value Added Services Platform.

3.3 Party A and Party B will have regular meetings, discussing how to best leverage each others' resources, how to promote the brand of China Unicom Wireless Music brand name in the market, increase the popularity of the brand name amongst targeted consumer base, and jointly identify new artists, organize various forms of music contests, and work to establish the leadership position and the best market effect.

3.4 Party A and Party B will conduct wireless eCommerce sales based the development conditions of electronic commerce.

3.5 Both parties will conduct broad joint promotion of including but not limited to:

3.5.1 Special products specifically designed for wireless music, content development and creative designs.

3.5.2 Planning and execution of large-scale outdoor promotional activities.

3.5.3 Public relations news and large-scale PR activities.

3.5.4 Media coverage of brand name promotion.

3.5.5 Market survey of targeted consumer groups, and in depth analysis.

3.6 Copyright Management
Both parties shall establish a good framework for rights management.

3.6.1 Party A will provide Party B its proprietary digital rights management systems (DRM) on its value added service platform, to ensure the intellectual property of Party B, and will assist Party B in eradicating piracy which exist to some degree on Party A's network.

3.6.2 Party B must guarantee that it own the proper intellectual property rights to the music works and provide proof; all disputes resulted from the lack of proper responsibility/liability of Party B.

3.7 First Use Rights of Music Works
Party B shall provide Party A with the first priority with its newest high quality music works, meaning Party A shall have higher priority over other channels of Party B to use the music works.

Chapter Four Other Important Matters

4.1 This agreement is a framework agreement, which is a principal guideline for the parties' cooperation. Specific terms of the cooperation, structure of cooperation, revenue share structure, will be determined by entering into an Execution Agreement within 10 days after signing this agreement by Party A and Party B.

4.2 Party A and Party B agree to start trial use of the China Unicom Wireless Music services by the end of June, 2006.

Chapter 5 Confidentiality

5.1 Without the written consent of the other party, no party shall disclose the business information, trade secrets (including but not limited to cooperation music content, product information, plan and material market promotion, research reports, etc.) to any third party part of this agreement.

5.2 Restrictions of 5.1 do not apply to the following information:

1) information that has already entered the public domain, and does not violate this agreement.

2) information obtained legally under mutual authorization by both parties.

3) Information received by a party through legal means prior to signing this agreement.

4) Information created independently by a receiving party.

5) Information required to be disclosed under the law by Security Exchange Commission, other government authorities, and monitoring authorities. The party disclosing the information shall use its best effort in ensuring that the receiving party ensures the confidentiality, and only use the received information for the above-mentioned purposes, and no other purposes.

Breach of Contract and Dispute

6.1 Parties of this agreement shall strictly obey the terms and conditions of this agreement. If one party causes economical interests of the other party or causes the discontinuing of the agreement by not executing its responsibilities, it is considered a breach of contract.

6.2 In case the breach of contract caused social or economical loss for the other party, the party suffering loss has the rights to sue the breaching party, demand remedy and compensation for its losses and has the rights to terminate this agreement.

6.3 If any disagreement or disputes arise, both parties should use best effort to settle the differences based on a cooperative and sincere spirit If the parties fail to negotiate a settlement, both parties have rights to request the arbitration by Beijing Arbitration Committee. The outcome of arbitration will be final, and has restriction power against both parties

6.4 The terms and conditions of this agreement is in accordance to the applicable laws and regulations of the People's Republic of China.

Term and Others

7.1 The agreement will take effect upon signing by the legal representative of both parties. Signing date and stamp date maybe different, the latest date is the starting date of contract. The term of this agreement takes effect starting with the signing date, and ends on 6. 30. 2007. The parties must discuss to decide whether to renew the contract within 30 days prior to expiration.

7.2 Other uncovered conditions and matters can be entered into an amendment upon mutual agreement. If there is any discrepancy between the amendment and this agreement, the terms and conditions of this agreement overrides.

7.3 This agreement has 4 copies. 2 copies for each party. Each copy has equal legally binding power.

Party A: China Unicom Newspace Communications Ltd.	Party B: Global Music
Signature: /s/China Unicom Newspace Communications Ltd.	Signature: /s/ Christopher Mauritz
China Unicom Newspace Communications Ltd.	Christopher Mauritz
EVP & Director
Date June 9, 2006	Date May 11, 2006